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                                                             Page 44 of 61 Pages

                                                                       Exhibit 4

                             EXECUTIVE OFFICERS AND
                     MEMBERS OF THE CONSEIL D'ADMINISTRATION
                                       OF
                           AXA ASSURANCES VIE MUTUELLE



         The names of the Members of the Conseil d'Administration and of the Executive Officers of AXA Assurances Vie Mutuelle and their business addresses and principal occupations are set forth below. If no address is given, the Member's or Executive Officer's business address is that of AXA Assurances Vie Mutuelle at 370, rue Saint Honore, 75001 Paris, France. Unless otherwise indicated, each occupation set forth opposite an individual's name refers to AXA Assurances Vie Mutuelle and each individual is a citizen of the Republic of France.

Name, Business Address          Present Principal Occupation
----------------------          ----------------------------
*  Claude Bebear                Chairman of the Supervisory Board, AXA; Chairman
                                and CEO, Finaxa

*  Henri de Castries            Chairman; Chairman of the Management Board, AXA;
   AXA                          Vice Chairman of the Board of Directors, Finaxa,
   25, avenue Matignon          Chairman, AXA Financial, Inc.
   75008 PARIS

*  Jean-Pierre Chaffin          Chairman; Chairman, AXA Courtage Assurance
   representing ASSSE           Mutuelle
   Federation de la
   Metallurgie CFE-CGC
   5, rue La Bruyere
   75009 PARIS




                                       44
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                                                             Page 45 of 61 Pages

Name, Business Address          Present Principal Occupation
----------------------          ----------------------------

   Jean-Laurent Granier         Vice-Chief Executive Officer; Vice-CEO,
                                Mutuelles AXA

*  Henri Lachmann               Vice Chairman; Chairman and Chief Executive
   SCHNEIDER Electric           Officer, Schneider Electric (electric equipment)
   64-70, Av. Jean-Baptiste
   Clement
   92646 BOULOGNE CEDEX

*  Frederic Lucet               Senior Adviser, JP Morgan Chase

*  Octave Manset                Communications Manager, BMW
   BMW France                   France (auto manufacturer)
   78886 St. Quentin en Yuelynes

*  Alain de Marcellus




   Gaelle Olivier               Secretary; Secretary, Mutuelles AXA




   Jacques de Peretti           Vice-Chief Executive Officer; Vice-CEO,
                                Mutuelles AXA


   Francois Pierson             Chief Executive Officer; Member of the
   Tour AXA                     Management Board and Executive Officer, AXA;
   1, place des Saisons         Chairman, CEO, AXA France Assurance; CEO,
   92083 PARIS LA DEFENSE       Mutuelles AXA; Executive Officer, AXA Conseil
                                I.A.R.D.

*  Olivier Riche


*  Francois Richer              Retired

*  Georges Rousseau             Retired



                                       45
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                                                             Page 46 of 61 Pages

Name, Business Address          Present Principal Occupation
----------------------          ----------------------------
*  Pierre de Waziers            General Manager, Societe Gramond (business
   Societe Gramont              consulting)
   25 rue Sainte Lucie
   75018 Paris, FRANCE


----------
*    Member, Conseil d'Administration


                                       46